As filed with the Securities and Exchange Commission on October 25, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Protalix BioTherapeutics, Inc.
(Exact name of registrant as specified in its Charter)

Florida	65-0643773
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2 Snunit Street
Science Park
POB 455
Carmiel, Israel 20100
972-4-988-9488
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation System
111 Eighth Avenue
New York, NY 10011
Tel: (212) 894-8400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

James R. Tanenbaum, Esq.
Morrison & Foerster LLP
1290 Avenue of the Americas
New York, New York 10104
(212) 468-8000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     333-144801

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum aggregate offering price (1)	Amount of registration fee (2)
Common stock, par value $0.001 per share (3)	7,773,292 shares	$38,866,460	$1,193.20

(1)	Calculated pursuant to Rule 457(o) of the Securities Act of 1933, as amended, based on the maximum aggregate offering price.
(2)	The registrant previously registered an aggregate of 5,714,286 shares of common stock on the Registration Statement on Form S-3 (File No. 333-144801) with an estimated maximum aggregate offering price equal to $200,000,000, for which a filing fee of $6,140 was previously paid. The maximum aggregate offering price of the shares registered under such registration statement and to be registered under this registration statement do not exceed, when combined, $200,000,000; therefore, no additional registration fee is due.
(3)	For sale by Protalix BioTherapeutics, Inc.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE

We are filing this registration statement with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the public offering of securities contemplated by the Registration Statement on Form S-3 (File No. 333-144801), originally filed by us on July 24, 2007, as amended, and this registration statement is being filed for the sole purpose of increasing the amount of shares of common stock to be registered for sale by the Company.

The Commission declared the Registration Statement on Form S-3 (File No. 333-144801) effective on September 26, 2007. The contents of such registration statement, as amended on September 24, 2007, are incorporated by reference into this registration statement pursuant to Rule 462(b) under the Securities Act.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits.

Exhibit Number	Exhibit Description	Method of Filing
5.1	Opinion of Morrison & Foerster LLP, New York, New York as to the legality of the securities being registered	Filed herewith
23.1	Consent of Morrison & Foerster LLP, New York, New York (included in Exhibit 5.1)	Filed herewith
23.2	Consent of Kesselman & Kesselman, Certified Public Accountant (Isr.), a member of PricewaterhouseCoopers International Limited, independent registered public accounting firm for the Registrant	Filed herewith
24.1	Power of Attorney (included on signature page)	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tel Aviv, State of Israel, on the 24th day of October, 2007.

PROTALIX BIOTHERAPEUTICS, INC.

By:	/s/ David Aviezer David Aviezer, Ph.D.

Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates indicated have signed this Registration Statement below on behalf of the Registrant.

Signature	Title	Date

/s/ David Aviezer	President, Chief Executive Officer (Principal Executive Officer) and Director	October 24, 2007

David Aviezer, Ph.D.

/s/ Yossi Maimon	Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)	October 24, 2007

Yossi Maimon

/s/ *	Executive VP, Research and Development and Director	October 24, 2007

Yoseph Shaaltiel, Ph.D.

/s/ *	Chairman of the Board	October 24, 2007

Eli Hurvitz

/s/ *	Director	October 24, 2007

Phillip Frost, M.D.

/s/ *	Director	October 24, 2007

Amos Bar-Shalev

/s/ *	Director	October 24, 2007

Zeev Bronfeld

/s/ *	Director	October 24, 2007

Yodfat Harel Gross

/s/ *	Director	October 24, 2007

Jane H. Hsiao, Ph.D.

/s/ *	Director	October 24, 2007

Eyal Sheratzky

/s/ *	Director	October 24, 2007

Sharon Toussia-Cohen

* By:	/s/ David Aviezer David Aviezer, Ph.D.

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description	Method of Filing
5.1	Opinion of Morrison & Foerster LLP, New York, New York as to the legality of the securities being registered	Filed herewith
23.1	Consent of Morrison & Foerster LLP, New York, New York (included in Exhibit 5.1)	Filed herewith
23.2	Consent of Kesselman & Kesselman, Certified Public Accountant (Isr.), a member of PricewaterhouseCoopers International Limited, independent registered public accounting firm for the Registrant	Filed herewith
24.1	Power of Attorney (included on signature page)	Filed herewith